Exhibit 10.8.2
SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND PRELIMINARY ESCROW INSTRUCTIONS
[Portion of DiCon Fiberoptics Inc. Land, Regatta Boulevard, Richmond, California]

This Second Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions (the "Second Amendment") is entered into as of April 29th, 2004, between DICON FIBEROPTICS, INC., a California corporation ("Seller") and PULTE HOME CORPORATION, a Michigan corporation ("Buyer").

RECITALS

A.
Seller and Buyer entered into a Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2004 and a First Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of March 1, 2004 (collectively, the "Agreement").

B.	Seller and Buyer desire to amend and restate certain provision of the Agreement as provided in this Second Amendment.

The parties agree as follows:

AGREEMENT

1.	Section 3.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

"3.5
$250,000 Payment to Seller. If Buyer has not elected to not proceed with its purchase of the Purchase Property pursuant to Section 3.3 or 7.2, then on the date of August 26, 2004, the Buyer shall pay to Seller by wire transfer the amount of Two Hundred Fifty Thousand Dollars ($250,000.00)."

2.	A new Section 3.6 is hereby added to the Agreement to read as follows:

"3.6
$500,000 Payment to Seller. If (a) the City has approved the Tentative Map and (b) Buyer has requested the first extension of the Closing Date as provided in Section 13.2.2, then on or before the Closing Date as in effect prior to such first extension, the Buyer shall pay to Seller by wire transfer the amount of Five Hundred Thousand Dollars ($500,000). The payment under Section 3.5 and the payment under this Section 3.6 are hereinafter individually and collectively referred to as the "Payment".

3.	Section 3.6 of the Agreement is hereby renumbered as Section 3.7 of the Agreement.

4.	Section 3.7 of the Agreement is hereby renumbered as Section 3.8 of the Agreement.

5.	A new Section 10.3 is hereby added to the Agreement to read as follows:

"10.3	Soil.

10.3.1
Placement of Soil. Seller hereby agrees that if the City has approved the Tentative Map, then (a) Buyer may place soil on that part of the Purchase Property designated on Exhibit E hereto on top of the existing site improvements, and (b) Buyer and Buyer's architects, consultants, contractors and engineers performing services or work in connection with this Section 10.3 may enter upon the Purchase Property to perform such services or work.

The placement of soil shall be completed in accordance with plans and specifications approved by Seller and in compliance with all applicable laws, rules, regulations, and ordinances.

The plans and specifications shall include traffic lanes and fire lanes and protection for site improvements, utilities, the Remaining Property and adjacent landowners, and a date and time schedule for the services and work to be performed.

Buyer shall submit the plans and specifications to Seller at least sixty (60) days prior to the commencement of the placement of soil so that Seller may inform Buyer whether the plans and specifications meet with Seller's approval.

Buyer agrees that each of Buyer's architects, consultants, contractors and engineers performing services or work for the placement of soil will be properly qualified and licensed to perform such services and work.

Not less than two (2) Business Days prior to the first entrance upon the Purchase Property by Buyer or any of Buyer's architects, consultants, contractors or engineers, in connection with the services or work for the placement of soil, Buyer will give Seller written notice of such intended entrance.

10.3.2
Restoration. If the Close of Escrow does not occur on or before the Closing Date, on or before the date falling sixty (60) days after the Closing Date Buyer shall restore the Purchase Property to substantially the same condition it was in prior to the placement of soil.

10.3.3
Buyer's Responsibility. Buyer shall be responsible for all direct, indirect, consequential, incidental, special and other damages, whether in contract or in tort, which may arise out of or result from the services or the work performed in connection with this Section 10.3.

10.3.4
Insurance. Buyer shall purchase and maintain insurance protecting Seller from claims which may arise out of or result from the services and work performed in connection with this Section 10.3, including liability, property damage and workmen's compensation. All such insurance shall name Seller as insured or additional insured, shall be issued by an insurer or insurers satisfactory to Seller, shall be written for not less than the limits of liability specified on Exhibit F hereto, and shall be otherwise satisfactory to Seller.

Certified copies of the insurance policies required under this Section 10.3.4 shall be delivered to Seller not less than thirty (30) days prior to the commencement of the placement of soil.

10.3.5
Bonds. Buyer shall purchase and maintain bonds protecting Seller from mechanics' liens which may arise out of or result from the services and work performed in connection with this Section 10.3 and guaranteeing Seller that Buyer will perform its obligations under this Section 10.3. All such bonds shall name Seller as obligee, shall be issued by a surety or sureties satisfactory to Seller, shall be written for not less than the limits specified on Exhibit F hereto, and shall be otherwise satisfactory to Seller.

The bonds required under this Section 10.3.5 shall be delivered to Seller not less than thirty (30) days prior to the commencement of the placement of soil.

10.3.6
Costs. Buyer shall be responsible for and shall pay directly all costs, fees and expenses incurred in connection with the plans and specifications for the placement of soil, the placement of soil, any restoration of the Purchase Property required under Section 10.3.2 and the insurance and bonds required under Sections 10.3.4 and 10.3.5."

6.
Section 11.1 of the Agreement is hereby amended by adding the words and numbers "AND SECTION 10.3" on lines three and ten thereof after the words and numbers "SECTION 10.2" and before the closing parenthesis.

7.	Section 11.2 of the Agreement is hereby amended by adding the words and numbers "OR SECTION 10.3" at the end of line two thereof after the words and numbers "SECTION 10.2" and before the colon.

8.
Section 13.2 of the Agreement is hereby amended by renumbering and renaming the Section as "Section 13.2.1 Extension of Closing Date if City has not Approved the Tentative Map", the reference to "Section 13.2" in line 2 of the renumbered Section 13.2.1 is hereby amended to read "Section 13.2.1", and a new Section 13.2.2 is hereby added to the Agreement to read as follows:

"13.2.2	Extension of Closing Date if City has Approved the Tentative Map. Buyer may request Seller to extend the Closing Date as provided and subject to the conditions precedent in this Section 13.2.2.

If (a) the City has approved the Tentative Map and (b) Buyer requires the extension in order to perform services and work in connection with Section 10.3, then Buyer may request Seller to extend the Closing Date up to three (3) times. Each such extension may extend the Closing Date to the date falling up to thirty (30) days after the Closing Date as in effect prior to such extension, but no later than May 31, 2005.

The first such extension is subject to the condition precedent that, on or before the Closing Date as in effect prior to such extension, Seller shall have received from Buyer by wire transfer the payment under Section 3.6.

Each such extension is subject to the conditions precedent that, on or before the Closing Date as in effect prior to such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer's request to Seller to extend the Closing Date, (b) the extension is required to perform services and work in connection with Section 10.3, and (c) Seller shall have received from Buyer by wire transfer an extension payment in the amount of Fifty Thousand Dollars ($50,000.00). The extension payments are not applicable to the Purchase Price and are non-refundable under any and all circumstances including, but not limited to, any termination of Buyer's obligation to purchase and Seller's obligation to sell the Purchase Property under this Agreement.

9.	Except as amended and restated by this Second Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

10.
This Second Amendment may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement. The signature pages of each counterpart may be combined to form one Agreement. The parties agree that the executed counterparts may be transmitted by fax and that such faxed copy will be deemed as an original hereof.

[signatures on following page]

IN WITNESS HEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

Seller:	Buyer:

DICON FIBEROPTICS, INC.,	PULTE HOME CORPORATION
a California corporation	a Michigan corporation

By: /s/ Ho-Shang Lee	By: /s/ Daniel J. Carroll
Name: Ho-Shang Lee, Ph.D.	Name: Daniel J. Carroll
Its: President & CEO	Its: Attorney-in-Fact

Acceptance by Escrow Holder

CHICAGO TITLE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Second Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.

CHICAGO TITLE COMPANY

By: /s/ Laurie Edwards

Name:  Laurie Edwards
Its:  Assistant Vice President
Date of Execution:  5-3-05

Exhibit E

Authorized Area to Place Soil
SOUTHERN PACIFIC RAILROAD
LOT 1 BK 173 PG 21
LOT 8 BK 173 PG 21
EX. LOT 1 182 M 38
EXISTING BUILDING
NEW LOT 1 A= 9.833± AC
EXISTING BUILDING
NEW LOT 2 A= 11.495± AC
EX. 20' LANDSCAPE EASEMENT
EXISTING UTILITY EASEMENT
REGATTA BOULEVARD
PARCEL A (PM 755-86)
PARCEL A PM MS 754-90
PINNACLE ENTERPRISES (14872 OR 750)
PARCEL B PM MS 754-90
MARINA BAY PARKWAY
N

	BUILDING AREA (SF)	REQUIRED PARKING (3/1000 SF)	PROVIDED PARKING
BUILDING 1	103,558	311	
BUILDING 2	202,811	608	
	306,359	920	908

= 2.96 / 1000 SF

PROPOSED PARCEL EXHIBIT

JMH WEISS, INC.

SHEET	SCALE	DATE	JOB
1 of 1	NONE	03/15/04	MTC

EXHIBIT F

INSURANCE

Liability	~~$10,000,000~~ $5,000,000 /s/ DJC /s/ HSL

Property damage	$5,000,000

Workmen¡¦s compensation	$2,000,000

Employer¡¦s practice liability	$1,000,000

BONDS

Mechanics¡¦ Liens	$250,000

Performance	$250,000